Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

THIRD QUARTER 2019 FINANCIAL RESULTS

Englewood, Colorado, November 11, 2019 - Liberty Media Corporation ("Liberty Media" or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) today reported third quarter 2019 results.  Headlines include(1):

•	Attributed to Liberty SiriusXM Group
o	SiriusXM reported very strong third quarter 2019 financial results
▪	Third quarter revenue increased to $2.0 billion; pro forma growth of 7%
▪	Net income of $246 million; diluted EPS of $0.05
▪	Adjusted EBITDA(2) hit record $657 million, up 12%
▪	SiriusXM repurchased $464 million of common stock in the third quarter
▪	SiriusXM increased 2019 revenue, adjusted EBITDA and free cash flow guidance
o	Liberty Media’s ownership of SiriusXM stood at 71.5% as of October 29th
o	From August 1st through October 31st, Liberty repurchased 1.4 million LSXMK shares at an average price per share of $41.68 and total cash consideration of $60 million
•	Attributed to Formula One Group
o	FIA World Motor Sport Council unanimously approved Formula 1 technical, sporting and financial regulations effective 2021
▪	Regulations intended to promote closer racing, more balanced competition and financial sustainability
o	2020 race calendar expanded to 22 races
o	Renewed or extended agreements for Italian, Mexican and Spanish races
o	Mercedes secured 6th consecutive Constructors’ Championship and Lewis Hamilton won 6th Drivers’ Championship title
•	Attributed to Braves Group
o	Braves won 2nd straight NL East division title

“SiriusXM continues to deliver and posted another record breaking quarter.  The company has made great progress in monetization at Pandora, reaching an all-time high for ad revenue in the quarter,” said Greg Maffei, Liberty Media President and CEO.  “Formula 1 continues to show great momentum and is on track to hit 2019 targets, benefitting from foundation building over the last two years, and the Braves secured their second straight NL East division title.”

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2019 to the same period in 2018.

LIBERTY SIRIUSXM GROUP – The following table provides the financial results attributed to Liberty SiriusXM Group for the third quarter of 2019.  In the third quarter, approximately $5 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Liberty SiriusXM Group.

	3Q18	3Q19	% Change
	amounts in millions
Liberty SiriusXM Group
Revenue
SiriusXM	$1,468	$2,011	37%
Total Liberty SiriusXM Group	$1,468	$2,011	37%
Operating Income (Loss)
SiriusXM	465	459	(1)%
Corporate and other	(10)	(5)	50%
Total Liberty SiriusXM Group	$455	$454	—%
Adjusted OIBDA
SiriusXM	587	659	12%
Corporate and other	(4)	(4)	—%
Total Liberty SiriusXM Group	$583	$655	12%

SiriusXM completed the acquisition of Pandora on February 1, 2019. The financial results above include the results of Pandora for the three months ended September 30, 2019 but not for the three months ended September 30, 2018.  Pro forma results for SiriusXM including Pandora for all periods presented,  including adjustments related to amortization of acquired intangible assets, depreciation of property and equipment, acquisition costs, fair value of gain or loss on the Pandora investment and associated tax impacts, can be found in Liberty Media’s Form 10-Q for the quarter ended September 30, 2019.

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission.  SiriusXM reported its stand-alone third quarter results on October 31,  2019.  For additional detail on SiriusXM’s financial results for the third quarter, please see SiriusXM’s earnings release posted to its Investor Relations website. For presentation purposes on page one of this release, we include the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interest in SiriusXM, which includes its subsidiary Pandora.

FORMULA ONE GROUP – The following table provides the financial results attributed to the Formula One Group for the third quarter of 2019.  In the third quarter, the Formula One Group incurred approximately $10 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

“We were thrilled to have the World Motor  Sport Council unanimously approve the 2021 regulations, which were the result of input from all stakeholders across the sport of Formula 1.  We believe these regulations stay true to the DNA of Formula 1 while seeking to improve the competition and action on the track,” said Chase Carey, Formula 1 Chairman and CEO.  “This season continues to produce some spectacular racing and we congratulate Lewis Hamilton and Mercedes on their amazing achievements. We now look forward to the final two races of 2019 and a record 22 race 2020 season, including our new event in Vietnam and our return to the Netherlands.”

	3Q18	3Q19
	amounts in millions
Formula One Group
Revenue
Formula 1	$647	$633
Total Formula One Group	$647	$633
Operating Income (Loss)
Formula 1	$39	$44
Corporate and other	(8)	(12)
Total Formula One Group	$31	$32
Adjusted OIBDA
Formula 1	$158	$162
Corporate and other	(2)	(8)
Total Formula One Group	$156	$154

The following table provides the operating results of Formula 1 (“F1”).

F1 Operating Results

	3Q18	3Q19	% Change
	amounts in millions
Primary Formula 1 revenue	$560	$553	(1)%
Other Formula 1 revenue	87	80	(8)%
Total Formula 1 revenue	$647	$633	(2)%
Operating expenses (excluding stock-based compensation included below):
Team payments	(344)	(335)	3%
Other cost of Formula 1 revenue	(107)	(99)	7%
Cost of Formula 1 revenue	$(451)	$(434)	4%
Selling, general and administrative expenses	(38)	(37)	3%
Adjusted OIBDA	$158	$162	3%
Stock-based compensation	(4)	(5)	(25)%
Depreciation and Amortization	(115)	(113)	2%
Operating income	$39	$44	13%

Number of races in period	8	7

Primary F1 revenue is comprised of (i) race promotion fees, (ii) broadcasting fees and (iii) advertising and sponsorship fees. Results in the third quarter of 2019 were unfavorably impacted by the timing of the 2019 race calendar, with seven races taking place in the third quarter of 2019 compared to eight races in the third quarter of 2018.

Race promotion revenue decreased due to one less race held in the third quarter of 2019 and the impact of the renewal terms of one contract. Broadcast revenue increased primarily due to contractual rate increases, partially offset by the lower proportionate recognition of season-based income during the quarter (7/21 races took place in the third quarter of 2019 compared to 8/21 in the third quarter of 2018). Advertising and sponsorship revenue increased due to revenue from new sponsorship agreements.  Other F1 revenue decreased in the third quarter primarily due to one less race held in the third quarter of 2019 and non-recurring television production fees in the prior year period.

Operating income and Adjusted OIBDA(2) increased in the third quarter as the revenue decline was more than offset by reduced costs. Team payments were lower in the third quarter driven by the pro rata recognition of such payments across the race season, and other cost of Formula 1 revenue was lower due to one less race in the quarter, which drove decreases in FIA regulatory fees, advertising and sponsorship, hospitality and other event based costs.  Selling, general and administrative expense was relatively flat in the quarter.

F1’s total net debt to covenant OIBDA ratio, as defined in F1’s credit facilities for covenant calculations, was 5.3x as of September 30, 2019, as compared to a maximum allowable leverage ratio of 8.25x.

The businesses and assets attributed to the Formula One Group consist of Liberty Media’s subsidiary F1, its interest in Live Nation, minority equity investments and an intergroup interest in the Braves Group.  There are approximately 9.1 million notional shares of the Braves Group underlying the Formula One Group’s 15.1% intergroup interest as of October 31, 2019.

BRAVES GROUP - The following table provides the financial results attributed to the Braves Group for the third quarter of 2019.  In the third quarter, approximately $2 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Braves Group.

	3Q18	3Q19
	amounts in millions
Braves Group
Revenue
Corporate and other	$200	$212
Operating Income
Corporate and other	$45	$21
Adjusted OIBDA
Corporate and other	$72	$45

The following table provides the operating results of Braves Holdings, LLC (“Braves”).

	3Q18	3Q19	% Change
	amounts in millions
Baseball revenue	$190	$203	7%
Development revenue	10	9	(10)%
Total revenue	200	212	6%
Operating expenses (excluding stock-based compensation included below):
Other operating expenses	(105)	(145)	(38)%
Selling, general and administrative expenses	(21)	(21)	—%
Adjusted OIBDA	$74	$46	(38)%
Stock-based compensation	(4)	(3)	25%
Depreciation and Amortization	(24)	(20)	17%
Operating income	$46	$23	(50)%

Number of home games in period	41	40
Baseball revenue per home game	$4.6	$5.1

Baseball revenue is comprised of (i) ballpark operations, (ii) local and national broadcast rights and (iii) licensing and other shared MLB revenue streams. Development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

Baseball revenue per home game grew in the third quarter of 2019 primarily due to increased ticket and concession sales. Development revenue was modestly lower in the third quarter of 2019 as a result of the sale of the residential development in October 2018 and therefore the loss of its revenue in the current quarter.  Operating income and Adjusted OIBDA declined in the third quarter of 2019, as revenue growth was more than offset by elevated operating expenses. The increase in operating expenses was primarily driven by higher player salaries, and to a lesser extent elevated costs due to the opening of the new spring training facility, scouting expenses,  increased obligations under MLB’s revenue sharing plan and stadium operation costs driven by concessions.

The Formula One Group holds an approximate 15.1% intergroup interest in the Braves Group as of October 31, 2019. Assuming the issuance of the shares underlying the intergroup interest held by the Formula One Group, the Braves Group outstanding share count as of October 31, 2019 would have been 60 million.

The businesses and assets attributed to the Braves Group consist primarily of Liberty Media’s subsidiary the Braves, which indirectly owns the Atlanta Braves Major League Baseball Club, six minor league baseball clubs and certain assets and liabilities associated with the Braves’ ballpark and mixed-use development project.

Share Repurchases

From August  1,  2019 through October 31, 2019, Liberty Media repurchased approximately 1.4 million Series C Liberty SiriusXM shares (Nasdaq: LSXMK) at an average cost per share of $41.68 for total cash consideration of $60 million.  The total remaining repurchase authorization for Liberty Media is approximately $419  million and can be applied to repurchases of Series A and Series C shares of any of the Liberty Media Corporation tracking stocks.

FOOTNOTES

1)

Liberty Media's President and CEO, Greg Maffei, will discuss these  headlines and other matters on Liberty Media's earnings conference call which will begin at 10:00 a.m. (E.S.T.) on November 11, 2019.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For definitions of Adjusted OIBDA (as defined by Liberty Media) and adjusted EBITDA (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

NOTES

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended September 30, 2019.

Fair Value of Corporate Public Holdings

(amounts in millions)	6/30/2019	9/30/2019
Liberty SiriusXM Group
iHeart(1)	$105	$105
Total Liberty SiriusXM Group	$105	$105
Formula One Group
Live Nation Investment(2)	$4,614	4,620
Other Public Holdings(3)	263	288
Total Formula One Group	$4,877	$4,908
Braves Group	N/A	N/A
Total Liberty Media	$4,982	$5,013

(1)	Includes fair value of iHeart shares and warrants which are included in other long-term assets.
(2)

Represents the fair value of the equity investment attributed to Formula One Group.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $756 million and $792 million as of June 30, 2019 and September 30, 2019,  respectively.

(3)	Represents the carrying value of other public holdings which are accounted for at fair value. Excludes Braves Group intergroup interest.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	6/30/2019	9/30/2019
Cash, Cash Equivalents and Restricted Cash Attributable to:
Liberty SiriusXM Group(1)(2)	$248	$144
Formula One Group(3)	334	419
Braves Group(2)	169	210
Total Consolidated Cash, Cash Equivalents and Restricted Cash (GAAP)	$751	$773

Debt:
SiriusXM senior notes(4)	$7,750	$7,750
Pandora convertible senior notes	194	194
2.125% exchangeable senior debentures due 2048(5)	400	400
Margin loans	475	550
Other subsidiary debt(6)	—	65
Total Attributed Liberty SiriusXM Group Debt	$8,819	$8,959
Unamortized discount, fair market value adjustment and deferred loan costs	(116)	(102)
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$8,703	$8,857

1.375% cash convertible notes due 2023(5)	1,000	1,000
1% cash convertible notes due 2023(5)	450	450
2.25% exchangeable senior debentures due 2046(5)	211	210
2.25% exchangeable senior debentures due 2048(5)	385	385
Formula 1 bank loan	2,902	2,902
Other corporate level debt	32	32
Total Attributed Formula One Group Debt	$4,980	$4,979
Fair market value adjustment	276	350
Total Attributed Formula One Group Debt (GAAP)	$5,256	$5,329
Formula 1 leverage(7)	5.6x	5.3x

Atlanta Braves debt	470	540
Total Attributed Braves Group Debt	$470	$540
Deferred loan costs	(5)	(5)
Total Attributed Braves Group Debt (GAAP)	$465	$535

Total Liberty Media Corporation Debt (GAAP)	$14,424	$14,721

(1)	Includes $227 million and $90 million of cash, liquid investments and restricted cash held at SiriusXM as of June 30, 2019 and September 30, 2019, respectively.
(2)	Includes restricted cash held in reserves pursuant to the terms of various financial obligations.
(3)	Includes $276 million and $354 million of cash and liquid investments held at Formula 1 as of June 30, 2019 and September 30, 2019, respectively.
(4)	Outstanding principal amount of Senior Notes with no reduction for the net unamortized discount.
(5)	Face amount of the cash convertible notes and exchangeable debentures with no fair market value adjustment.
(6)	Includes SiriusXM revolving credit facility.
(7)	Net debt to covenant OIBDA ratio of F1 operating business as defined in F1’s credit facilities for covenant calculations.

Total cash, liquid investments and restricted cash attributed to Liberty SiriusXM Group decreased $104 million in the third quarter as cash from operations at SiriusXM and net borrowings were more than offset by return of capital at both Liberty SiriusXM Group and SiriusXM and capital expenditures.  Included in the cash, liquid investments and restricted cash balance attributed to Liberty SiriusXM Group at September 30, 2019 is $90 million held at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest, therefore Liberty Media does not have unfettered access to SiriusXM’s cash balances.  Liberty SiriusXM Group received $38 million of dividends from SiriusXM during the quarter.

Total debt attributed to Liberty SiriusXM Group increased $140 million during the quarter primarily as a result of additional borrowing under Liberty SiriusXM’s margin loan and SiriusXM’s revolving credit facility.

Total cash and liquid investments attributed to the Formula One Group increased  $85 million during the quarter primarily due to cash from operations at Formula 1. Total debt at Formula One Group was flat in the quarter.

Total cash, liquid investments and restricted cash attributed to the Braves Group increased $41 million during the quarter as cash from operations at the Braves and additional borrowing more than offset capital expenditures related to the mixed-use development.  Total debt attributed to the Braves Group increased $70 million during the quarter primarily due to draw downs on the team revolver and spring training credit facility to fund regular baseball operating activities and spring training facility capital expenditures.  The second phase of the Battery Atlanta mixed-use development is expected to cost approximately $200 million, which the Braves and affiliated entities expect to fund through a mix of approximately $55 million in equity and approximately $145 million in debt.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) President and CEO, Greg Maffei, will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.S.T.) on November 11, 2019.  The call can be accessed by dialing (888)  254-3590 or (323) 994-2093, passcode 3845573 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, Formula 1’s race calendar and new races, the expected benefits to Formula 1 of the 2021 regulations, the Battery Atlanta, the continuation of our stock repurchase plan and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, continued access to capital on terms acceptable to Liberty Media, and changes in law, including consumer protection laws, and their enforcement and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Courtnee Chun (720) 875-5420

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

September 30, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Intergroup	Consolidated
	Group	Group	Group	Eliminations	Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$133	142	419	—	694
Trade and other receivables, net	632	49	97	—	778
Other current assets	225	102	137	—	464
Total current assets	990	293	653	—	1,936
Intergroup interest in the Braves Group	—	—	252	(252)	—
Investments in affiliates, accounted for using the equity method	638	104	956	—	1,698

Property and equipment, at cost	2,639	883	192	—	3,714
Accumulated depreciation	(1,275)	(117)	(92)	—	(1,484)
	1,364	766	100	—	2,230

Intangible assets not subject to amortization
Goodwill	15,816	180	3,956	—	19,952
FCC licenses	8,600	—	—	—	8,600
Other	1,262	143	—	—	1,405
	25,678	323	3,956	—	29,957
Intangible assets subject to amortization, net	1,632	35	4,412	—	6,079
Other assets	702	73	1,032	(62)	1,745
Total assets	$31,004	1,594	11,361	(314)	43,645

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$4	(7)	3	—	—
Accounts payable and accrued liabilities	1,240	57	240	—	1,537
Deferred revenue	1,938	52	245	—	2,235
Other current liabilities	74	17	19	—	110
Total current liabilities	3,256	119	507	—	3,882
Long-term debt	8,857	521	5,329	—	14,707
Deferred income tax liabilities	1,856	78	—	(62)	1,872
Redeemable intergroup interest	—	252	—	(252)	—
Other liabilities	634	206	166	—	1,006
Total liabilities	14,603	1,176	6,002	(314)	21,467
Equity / Attributed net assets	10,735	426	5,356	—	16,517
Noncontrolling interests in equity of subsidiaries	5,666	(8)	3	—	5,661
Total liabilities and equity	$31,004	1,594	11,361	(314)	43,645

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended September 30, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
SIRIUS XM Holdings revenue	$2,011	—	—	2,011
Formula 1 revenue	—	—	633	633
Other revenue	—	212	—	212
Total revenue	2,011	212	633	2,856
Operating costs and expenses, including stock-based compensation:
Cost of services (exclusive of depreciation shown separately below):
Revenue share and royalties	592	—	—	592
Programming and content(1)	116	—	—	116
Customer service and billing(1)	120	—	—	120
Other(1)	52	—	—	52
Cost of Formula 1 revenue	—	—	434	434
Subscriber acquisition costs	101	—	—	101
Other operating expenses(1)	78	145	—	223
Selling, general and administrative(1)	363	26	51	440
Acquisition and other related costs	—	—	—	—
Depreciation and amortization	135	20	116	271
	1,557	191	601	2,349
Operating income (loss)	454	21	32	507
Other income (expense):
Interest expense	(115)	(6)	(48)	(169)
Share of earnings (losses) of affiliates, net	(7)	4	58	55
Realized and unrealized gains (losses) on financial instruments, net	(10)	(2)	26	14
Unrealized gains (losses) on intergroup interest	—	2	(2)	—
Other, net	(51)	—	4	(47)
	(183)	(2)	38	(147)
Earnings (loss) from continuing operations before income taxes	271	19	70	360
Income tax (expense) benefit	(63)	(7)	(28)	(98)
Net earnings (loss)	208	12	42	262
Less net earnings (loss) attributable to the noncontrolling interests	68	—	1	69
Net earnings (loss) attributable to Liberty stockholders	$140	12	41	193

(1) Includes stock-based compensation expense as follows:
Programming and content	8	—	—	8
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	15	—	—	15
Selling, general and administrative	41	4	6	51
Stock compensation expense	$66	4	6	76

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended September 30, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
SIRIUS XM Holdings revenue	$1,468	—	—	1,468
Formula 1 revenue	—	—	647	647
Other revenue	—	200	—	200
Total revenue	1,468	200	647	2,315
Operating costs and expenses, including stock-based compensation:
Cost of services (exclusive of depreciation shown separately below):
Revenue share and royalties	343	—	—	343
Programming and content(1)	97	—	—	97
Customer service and billing(1)	95	—	—	95
Other(1)	30	—	—	30
Cost of Formula 1 revenue	—	—	450	450
Subscriber acquisition costs	110	—	—	110
Other operating expenses(1)	31	106	—	137
Selling, general and administrative(1)	214	26	48	288
Depreciation and amortization	93	23	118	234
	1,013	155	616	1,784
Operating income (loss)	455	45	31	531
Other income (expense):
Interest expense	(95)	(6)	(49)	(150)
Share of earnings (losses) of affiliates, net	(2)	2	58	58
Realized and unrealized gains (losses) on financial instruments, net	(51)	1	19	(31)
Unrealized gains (losses) on intergroup interest	—	(13)	13	—
Other, net	6	—	4	10
	(142)	(16)	45	(113)
Earnings (loss) from continuing operations before income taxes	313	29	76	418
Income tax (expense) benefit	(30)	12	(34)	(52)
Net earnings (loss)	283	41	42	366
Less net earnings (loss) attributable to the noncontrolling interests	98	—	—	98
Net earnings (loss) attributable to Liberty stockholders	$185	41	42	268

(1) Includes stock-based compensation expense as follows:
Programming and content	3	—	—	3
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	5	—	—	5
Selling, general and administrative	25	4	7	36
Stock compensation expense	$35	4	7	46

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$543	(33)	(183)	327
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	396	54	340	790
Stock-based compensation	204	13	21	238
Share of (earnings) loss of affiliates, net	18	(13)	(74)	(69)
Unrealized (gains) losses on intergroup interest, net	—	26	(26)	—
Realized and unrealized (gains) losses on financial instruments, net	(6)	6	171	171
Noncash interest expense (benefit)	5	1	1	7
Deferred income tax expense (benefit)	232	7	(43)	196
Intergroup tax allocation	1	(6)	5	—
Intergroup tax (payments) receipts	(2)	22	(20)	—
Other charges (credits), net	58	8	(5)	61
Changes in operating assets and liabilities
Current and other assets	14	(37)	(38)	(61)
Payables and other liabilities	(26)	9	127	110
Net cash provided (used) by operating activities	1,437	57	276	1,770
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(14)	(4)	(7)	(25)
Cash proceeds from sale of investments	373	—	16	389
Cash paid for acquisitions, net of cash acquired	313	—	—	313
Capital expended for property and equipment	(239)	(72)	(27)	(338)
Sales of short term investments and other marketable securities	73	—	—	73
Other investing activities, net	2	—	(4)	(2)
Net cash provided (used) by investing activities	508	(76)	(22)	410
Cash flows from financing activities:
Borrowings of debt	4,943	75	—	5,018
Repayments of debt	(4,311)	(29)	(5)	(4,345)
Series C Liberty SiriusXM stock repurchases	(374)	—	—	(374)
Subsidiary shares repurchased by subsidiary	(1,959)	—	—	(1,959)
Cash dividends paid by subsidiary	(52)	—	—	(52)
Taxes paid in lieu of shares issued for stock-based compensation	(109)	(1)	9	(101)
Other financing activities, net	(41)	(6)	6	(41)
Net cash provided (used) by financing activities	(1,903)	39	10	(1,854)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	—	(5)	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	42	20	259	321
Cash, cash equivalents and restricted cash at beginning of period	102	190	160	452
Cash, cash equivalents and restricted cash at end of period	$144	210	419	773

Cash and cash equivalents	$133	142	419	694
Restricted cash included in other current assets	—	55	—	55
Restricted cash included in other assets	11	13	—	24
Total cash and cash equivalents and restricted cash at end of period	$144	210	419	773

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$813	(14)	35	834
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	274	62	345	681
Stock-based compensation	117	9	19	145
Share of (earnings) loss of affiliates, net	2	(8)	(66)	(72)
Unrealized (gains) losses on intergroup interest, net	—	46	(46)	—
Realized and unrealized (gains) losses on financial instruments, net	(69)	(1)	(110)	(180)
Noncash interest expense (benefit)	(9)	4	(1)	(6)
Deferred income tax expense (benefit)	159	3	(30)	132
Intergroup tax allocation	21	(14)	(7)	—
Other charges (credits), net	2	9	2	13
Changes in operating assets and liabilities
Current and other assets	(33)	(3)	(83)	(119)
Payables and other liabilities	14	(30)	223	207
Net cash provided (used) by operating activities	1,291	63	281	1,635
Cash flows from investing activities:
Investments in equity affiliates and debt and equity securities	(397)	—	(6)	(403)
Cash proceeds from the sale of investments	—	—	244	244
Cash paid for acquisitions, net of cash acquired	(1)	—	—	(1)
Capital expended for property and equipment	(239)	(15)	(11)	(265)
Other investing activities, net	5	33	5	43
Net cash provided (used) by investing activities	(632)	18	232	(382)
Cash flows from financing activities:	—	—	—	—
Borrowings of debt	1,899	123	288	2,310
Repayments of debt	(1,902)	(185)	(927)	(3,014)
Series C Liberty SiriusXM stock repurchases	(368)	—	—	(368)
Subsidiary shares repurchased by subsidiary	(662)	—	—	(662)
Cash dividends paid by subsidiary	(44)	—	—	(44)
Taxes paid in lieu of shares issued for stock-based compensation	(120)	—	(2)	(122)
Other financing activities, net	50	—	1	51
Net cash provided (used) by financing activities	(1,147)	(62)	(640)	(1,849)
Net increase (decrease) in cash, cash equivalents and restricted cash	(488)	19	(127)	(596)
Cash, cash equivalents and restricted cash at beginning of period	625	140	282	1,047
Cash, cash equivalents and restricted cash at end of period	$137	159	155	451

Cash and cash equivalents	$126	78	151	355
Restricted cash included in other current assets	—	68	4	72
Restricted cash included in other assets	11	13	—	24
Total cash and cash equivalents and restricted cash at end of period	$137	159	155	451

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for the Liberty SiriusXM Group, the Braves Group and the Formula One Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended September 30, 2018 and September 30, 2019, respectively.

QUARTERLY SUMMARY

(amounts in millions)	3Q18	3Q19
Liberty SiriusXM Group
Revenue	$1,468	$2,011

Operating Income	$455	$454
Depreciation and amortization	93	135
Stock compensation expense	35	66
Adjusted OIBDA	$583	$655

Formula One Group
Revenue	$647	$633

Operating Income	$31	$32
Depreciation and amortization	118	116
Stock compensation expense	7	6
Adjusted OIBDA	$156	$154

Braves Group
Revenue	$200	$212

Operating Income	$45	$21
Depreciation and amortization	23	20
Stock compensation expense	4	4
Adjusted OIBDA	$72	$45

Liberty Media Corporation (Consolidated)
Revenue	$2,315	$2,856

Operating Income	$531	$507
Depreciation and amortization	234	271
Stock compensation expense	46	76
Adjusted OIBDA	$811	$854

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as net income before interest expense, income tax expense and depreciation and amortization.  SiriusXM adjusts EBITDA to exclude the impact of other expense (income) as well as certain other charges discussed below.  Adjusted EBITDA is a Non-GAAP financial measure that excludes or adjusts for (if applicable): (i) certain adjustments as a result of the purchase price accounting for the XM Merger and the Pandora acquisition, (ii) predecessor net income adjusted for certain expenses, including depreciation and amortization, other income (loss), and share-based payment expense for January 2019 and the nine months ended September 30, 2018, (iii) share-based payment expense and (iv) other significant operating expense (income) that do not relate to the on-going performance of its business.  SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of its operating performance, which provides useful information about its business apart from the costs associated with its capital structure and purchase price accounting.  SiriusXM believes investors find this Non-GAAP financial measure useful when analyzing past operating performance with current performance and comparing operating performance to the performance of other communications, entertainment and media companies.  SiriusXM believes investors use adjusted EBITDA to estimate current enterprise value and to make investment decisions.  As a result of large capital investments in SiriusXM’s satellite radio system, its results of operations reflect significant charges for depreciation expense.  SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of its business.  SiriusXM also believes the exclusion of the legal settlements and reserves, acquisition related costs, loss on extinguishment of debt and loss on disposal of assets, to the extent they occur during the period, is useful as they are significant expenses not incurred as part of normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the XM Merger and the Pandora acquisition.  SiriusXM endeavors to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure.  Investors that wish to compare and evaluate operating results after giving effect for these costs, should refer to net income as disclosed in SiriusXM’s unaudited consolidated statements of comprehensive income.  Since adjusted EBITDA is a Non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended
	September 30,
	2018	2019
($ in millions)
Net income:	$343	$246
Add back items excluded from Adjusted EBITDA:
Share-based payment expense	29	65
Depreciation and amortization	76	118
Interest expense	86	104
Loss on extinguishment of debt	—	56
Other expense (income)	42	—
Income tax expense	12	70
Purchase price accounting adjustments:
Revenues	2	2
Operating expenses	—	(4)
Pro forma adjustments(1)	(5)	—
Adjusted EBITDA	$585	$657

(1)

Pro forma adjustment for three months ended September 30, 2018 includes Pandora's net income for the three months ended September 30, 2018 of $(64) million plus depreciation and amortization of $16 million, share-based payment expense of $29 million, interest expense of $7 million and transaction related costs recorded by Pandora related to the acquisition by SiriusXM $9 million, offset by other expense (income) of $2 million.